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Exhibit 99.1

Bloom Energy Announces First Quarter 2022 Financial Results

SAN JOSE, Calif., May 5, 2022 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its first quarter ended March 31, 2022.

First Quarter Highlights

•Record first quarter revenue of $201.0 million in 2022 on 375 acceptances.

•$493.9 million in cash to fund our near-term investments.

•On-track to add a gigawatt of capacity by 2023.

•Reaffirming our 2022 financial outlook.

•Hosting Investor Conference in our new manufacturing facility in Fremont, CA on May 25th.

Commenting on first quarter results, KR Sridhar, founder, chairman, and CEO of Bloom Energy said, “We are very pleased with our operating and financial performance in the first quarter. We have done exactly what we set out to do. In many ways, Bloom Energy’s long-term view of the macro factors that would drive growth for our business are becoming reality. We have an important ability through our product and commercialization strategy to be a meaningful contributor to the energy sector's efforts to support decarbonization. This is creating significant demand and reaffirming our strategy to build a flexible energy platform to decarbonize major segments of the global economy, and every single one of Bloom Energy’s products are effective tools in the global decarbonization effort. This has made Bloom Energy’s solutions not simply an option, but increasingly a necessity. Our focus now is very much on execution.”

Greg Cameron, executive vice president and CFO of Bloom Energy added, “We’re off to a great start to the year - we delivered record Q1 revenue and our commercial pipeline is strong, in line with our expectations. We remain confident in our business and are reaffirming our 2022 financial guidance. We look forward to hosting our Investor Conference on May 25th in Fremont, CA.”

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Exhibit 99.1
Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q122	Q421	Q121
Revenue	201,039	342,471	194,007
Cost of Revenue	173,102	273,768	139,356
Gross Profit	27,937	68,703	54,651
Gross Margin	13.9%	20.1%	28.2%
Operating Expenses	93,596	82,208	69,048
Operating Loss	(65,659)	(13,505)	(14,397)
Operating Margin	(32.7%)	(3.9%)	(7.4%)
Non-operating Expenses[1]	12,700	19,818	10,492
Net Loss	(78,359)	(33,323)	(24,889)
EPS	$ (0.44)	$ (0.19)	$ (0.15)
1.Non-operating expenses and tax provision and non-controlling interest

Preliminary Summary Non-GAAP Financial Information1

($000)	Q122	Q421	Q121
Revenue	201,039	342,471	194,007
Cost of Revenue	169,242	269,706	136,357
Gross Profit	31,797	72,765	57,650
Gross Margin	15.8%	21.2%	29.7%
Operating Expenses	71,148	67,448	54,837
Operating Income (loss)	(39,351)	5,317	2,813
Operating Margin	(19.6%)	1.6%	1.4%
Adjusted EBITDA	(24,967)	18,692	16,062
EPS	$ (0.32)	$ (0.05)	$ (0.07)
1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release.

Outlook
•Bloom reaffirms outlook for the full-year 2022:
◦Revenue:    $1.1 - $1.15 billion
◦Product & Service Revenue:    $1 billion
◦Non-GAAP Gross Margin*:    ~24%
◦Non-GAAP Operating Margin*:    ~1%
◦Cash Flow from Operations:    Positive

*GAAP to non-GAAP reconciliation in appendix.

Acceptances

We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our

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Exhibit 99.1
customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and is physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power.

Conference Call Details

Bloom will host a conference call today, May 5, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (844) 200-6205 and enter the passcode: 708677. Those calling from outside the United States may dial +1 (833) 950-0062 and enter the same passcode: 708677. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (866) 813-9403 or + 1 (226) 828-7578 entering passcode 006370.

Investor Conference Details

Bloom Energy’s management team will be hosting an Investor Conference at our new manufacturing plant in Fremont, California on May 25, 2022. The live event will begin at 9:00 a.m. Pacific Time (PT) / 12:00 p.m. Eastern Time (ET) with a technology showcase featuring Bloom’s power generation, hydrogen production, and marine decarbonization solutions. The management presentations will begin at 9:30 a.m. Pacific Time (PT) / 12:30 p.m. Eastern Time (ET), when we will share our vision of a decarbonized energy future and our plans to execute on an aggressive multiyear growth strategy. This event will also be webcast live and archived on our investor website. Additional details are available at https://investor.bloomenergy.com/ or at https:/bloomenergyinvestorconference.com.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2022 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

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Exhibit 99.1
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding revenue growth, margin expansion and its innovative solutions; Bloom’s expectations regarding its growth plans, Bloom’s financial outlook for 2022 and Bloom’s plans to host an investor conference and related programming. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-k for the year ended on December 31, 2021 as filed with the SEC on February 25, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717 Edward.vallejo@bloomenergy.com	Media: Jennifer Duffourg Bloom Energy +1 (480) 341-5464 jennifer.duffourg@bloomenergy.com

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Exhibit 99.1
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$286,007	$396,035
Restricted cash	70,141	92,540
Accounts receivable	110,842	87,789
Contract assets	13,533	25,201
Inventories	183,066	143,370
Deferred cost of revenue	17,143	25,040
Customer financing receivable	5,875	5,784
Prepaid expenses and other current assets	37,000	30,661
Total current assets	723,607	806,420
Property, plant and equipment, net	608,912	604,106
Operating lease right-of-use assets	98,119	106,660
Customer financing receivable, non-current	38,005	39,484
Restricted cash, non-current	137,748	126,539
Deferred cost of revenue, non-current	3,212	1,289
Goodwill	1,957	1,957
Other long-term assets	38,412	39,116
Total assets	$1,649,972	$1,725,571
Liabilities, Redeemable Convertible Preferred Stock, Redeemable Noncontrolling Interest, Stockholders’ (Deficit) Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$89,012	$72,967
Accrued warranty	14,671	11,746
Accrued expenses and other current liabilities	92,170	114,138
Deferred revenue and customer deposits	94,044	89,975
Operating lease liabilities	11,598	13,101
Financing obligations	15,172	14,721
Recourse debt	12,355	8,348
Non-recourse debt	17,936	17,483
Total current liabilities	346,958	342,479
Deferred revenue and customer deposits, non-current	80,457	90,310
Operating lease liabilities, non-current	105,656	106,187
Financing obligations, non-current	452,229	461,900
Recourse debt, non-current	280,056	283,483
Non-recourse debt, non-current	212,465	217,416
Other long-term liabilities	18,356	16,772
Total liabilities	1,496,177	1,518,547

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Exhibit 99.1

	March 31,	December 31,
	2022	2021
Redeemable convertible preferred stock	208,551	208,551
Redeemable noncontrolling interest	—	300
Stockholders’ equity (deficit):
Common stock	18	18
Additional paid-in capital	3,251,128	3,219,081
Accumulated other comprehensive loss	(503)	(350)
Accumulated deficit	(3,341,434)	(3,263,075)
Total stockholders’ equity (deficit)	(90,791)	(44,326)
Noncontrolling interest	36,035	42,499
Total liabilities, redeemable noncontrolling interest, stockholders' (deficit) equity and noncontrolling interest	$1,649,972	$1,725,571

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Exhibit 99.1
Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021

Revenue:
Product	$133,547	$137,930
Installation	13,553	2,659
Service	35,239	36,417
Electricity	18,700	17,001
Total revenue	201,039	194,007
Cost of revenue:
Product	105,742	87,294
Installation	12,773	4,625
Service	41,826	36,118
Electricity	12,761	11,319
Total cost of revenue	173,102	139,356
Gross profit	27,937	54,651
Operating expenses:
Research and development	34,526	23,295
Sales and marketing	21,334	19,952
General and administrative	37,736	25,801
Total operating expenses	93,596	69,048
Loss from operations	(65,659)	(14,397)
Interest income	59	74
Interest expense	(14,087)	(14,731)
Other income (expense), net	(3,027)	(85)
(Loss) gain on revaluation of embedded derivatives	531	(518)
Loss before income taxes	(82,183)	(29,657)
Income tax provision	564	124
Net loss	(82,747)	(29,781)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(4,388)	(4,892)
Net loss attributable to Class A and Class B common stockholders	$(78,359)	$(24,889)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(0.44)	$(0.15)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	177,189	170,745

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Exhibit 99.1
Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(82,747)	$(29,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,384	13,442
Non-cash lease expense	3,072	2,115
Revaluation of derivative contracts	2,407	290
Stock-based compensation expense	25,542	17,210
Amortization of warranty balance	150	—
Amortization of debt issuance costs and premium, net	706	971
Changes in operating assets and liabilities:
Accounts receivable	(23,053)	(7,135)
Contract assets	11,668	(1,680)
Inventories	(39,542)	(10,820)
Deferred cost of revenue	5,865	(13,952)
Customer financing receivable	1,388	1,302
Prepaid expenses and other current assets	(6,340)	3,908
Other long-term assets	703	(687)
Accounts payable	16,117	14,145
Accrued warranty	2,925	(4,305)
Accrued expenses and other current liabilities	(25,144)	(24,941)
Operating lease right-of-use assets and operating lease liabilities	3,436	(2,474)
Deferred revenue and customer deposits	(5,783)	(48,036)
Other long-term liabilities	1,803	1,393
Net cash (used in) provided by operating activities	(92,443)	(89,035)
Cash flows from investing activities:
Purchase of property, plant and equipment	(18,510)	(12,932)
Net cash (used in) provided by investing activities	(18,510)	(12,932)

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Exhibit 99.1

	Three Months Ended
	March 31,
	2022	2021
Cash flows from financing activities:
Repayment of debt	(4,774)	(4,862)
Proceeds from financing obligations	—	5,016
Repayment of financing obligations	(9,423)	(3,077)
Distributions and payments to noncontrolling interests and redeemable noncontrolling interests	(2,876)	(3,880)
Proceeds from issuance of common stock	6,961	57,953
Net cash (used in) provided by financing activities	(10,112)	51,150
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(153)	(229)
Net (decrease) increase in cash, cash equivalents and restricted cash	(121,218)	(51,046)
Cash, cash equivalents, and restricted cash:
Beginning of period	615,114	416,710
End of period	$493,896	$365,664

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Exhibit 99.1
Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands, except percentages)

	Q122	Q421	Q121
GAAP revenue	201,039	342,471	194,007
GAAP cost of sales	173,102	273,768	139,356
GAAP gross profit	27,937	68,703	54,651
Non-GAAP adjustments:
Stock-based compensation expense	3,860	4,062	2,999
Non-GAAP gross profit	31,797	72,765	57,650

GAAP gross profit margin	13.9%	20.1%	28.2%
Non-GAAP adjustments	1.9%	1.2%	1.5%
Non-GAAP gross profit margin	15.8%	21.2%	29.7%

	Q122	Q421	Q121
GAAP loss from operations	(65,659)	(13,505)	(14,397)
Non-GAAP adjustments:
Stock-based compensation expense	26,308	18,822	17,210
Non-GAAP earnings (loss) from operations	(39,351)	5,317	2,813

GAAP operating profit (loss) margin	(32.7%)	(3.9%)	(7.4%)
Non-GAAP adjustments	13.1%	5.5%	8.9%
Non-GAAP operating profit (loss) margin	(19.6%)	1.6%	1.4%

GAAP Net Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS) (preliminary & unaudited) (in thousands)

	Q122	Diluted net earnings per share	Q421	Diluted net earnings per share	Q121	Diluted net earnings per share
GAAP net loss	(78,359)	$ (0.44)	(33,323)	$ (0.19)	(24,889)	$ (0.15)
Non-GAAP adjustments:
Loss for non-controlling interests	(4,388)	(0.02)	(15,182)	(0.09)	(4,892)	(0.03)
Loss (gain) on derivatives liabilities	(531)	(0.00)	13,356	0.08	518	0.00
Gain on the fair value adjustments for certain PPA derivatives	-	-	-	-	(193)	(0.00)
Interest Rate Swap Settlement	-	-	10,879	0.06	-	-
Contingent Consideration Remeasurement	-	-	(3,623)	(0.02)	-	-
Stock-based compensation expense	26,308	0.15	18,822	0.11	17,210	0.10
Non-GAAP net loss	(56,970)	$ (0.32)	(9,071)	$ (0.05)	(12,246)	$ (0.07)

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Exhibit 99.1

	Q122	Q421	Q121
Numerator:
GAAP net loss	(78,359)	(33,323)	(24,889)
Non-GAAP net loss	(56,970)	(9,071)	(12,246)

Denominator:
Weighted-average shares used to compute basic net earnings per share	177,189	175,922	170,745
Weighted-average shares used to compute diluted net earnings per share	177,189	175,922	170,745

GAAP net earnings per share
Basic	$ (0.44)	$ (0.19)	$ (0.15)
Diluted	$ (0.44)	$ (0.19)	$ (0.15)

Non-GAAP net earnings per share
Basic	$ (0.32)	$ (0.05)	$ (0.07)
Diluted	$ (0.32)	$ (0.05)	$ (0.07)

GAAP Net Loss to Adjusted EBITDA reconciliation (preliminary & unaudited) (in thousands)

	Q122	Q421	Q121
GAAP net loss	(78,359)	(33,323)	(24,889)
Non-GAAP adjustments:
Loss for non-controlling interests	(4,388)	(15,182)	(4,892)
Loss (gain) on derivatives liabilities	(531)	13,356	518
Gain on the fair value adjustments for certain PPA derivatives	-	-	(193)
Interest Rate Swap Settlement	-	10,879	-
Contingent Consideration Remeasurement	-	(3,623)	-
Stock-based compensation expense	26,308	18,822	17,210
Depreciation & Amortization	14,384	13,375	13,442
Provision (benefit for Income Tax	564	451	124
Interest Expense / Other Misc	17,055	13,937	14,742
Adjusted EBITDA	(24,967)	18,692	16,062

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic, diluted net earnings per share

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Exhibit 99.1
and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross profit margin and non-GAAP operating profit (loss) margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) margin is operating profit (loss) margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges relating to stock-based compensation expense. Non-GAAP operating profit (loss) (non-GAAP earnings from operations) and non-GAAP operating profit (loss) margin are defined to exclude any charges relating to stock-based compensation expense. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, allocation for non-controlling interest, and loss (gain) on derivative instruments.

Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy historical and prospective financial performance, as well as Bloom Energy performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities.

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Exhibit 99.1
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives.
•Loss (gain) on the fair value adjustments for certain PPA derivatives represents non-cash adjustments to the fair value of the derivative forward contract for one PPA entity (our Third PPA company), a wholly owned subsidiary.
•Adjusted weighted average shares outstanding attributable to common (Basic and Diluted) includes adjustments to reflect assumed conversion of certain convertible promissory notes.
•Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, though not directly affecting Bloom Energy cash position, represents the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted net earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information

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Exhibit 99.1
used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy operating performance with the performance of other companies in Bloom Energy industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.